Exhibit 99.3
Campbell Soup Company (Campbell) uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the Unites States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company’s historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance.
Items Impacting Earnings
Campbell believes that financial information excluding certain items that are not considered to be part of the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, Campbell believes that investors may be able to better understand its results excluding these items.
Set forth below is a reconciliation of Campbell and Snyder's-Lance, Inc. (Snyder's-Lance) unaudited pro forma combined financial information, presented in accordance with GAAP and Article 11 of Regulation S-X, to adjusted pro forma combined financial information excluding certain items, for the six months ended January 28, 2018 and the year ended July 30, 2017.
This information should be read in conjunction with the unaudited pro forma combined financial information with the accompanying notes to the unaudited pro forma combined financial statements included in this Current Report on Form 8-K. The unaudited pro forma combined statements of earnings give effect to the proposed acquisition of Snyder’s-Lance by Campbell and related anticipated financing (together, the Transactions) as if the Transactions occurred on August 1, 2016 for statement of earnings purposes.

	Six Months Ended January 28, 2018
(millions)	Pro forma combined financial information	Adjustments (a)	Adjusted pro forma combined financial information
Net sales	$5,457	$—	$5,457
Cost of products sold	3,628	(13)	3,615
Gross margin	$1,829	$13	$1,842

Earnings before interest and taxes	$664	$261	$925
Interest, net	176	—	176
Earnings before taxes	488	261	749
Taxes	(149)	330	181
Net earnings	637	(69)	568
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—
Net earnings attributable to Campbell Soup Company	$637	$(69)	$568

(a) Adjustments	Six Months Ended January 28, 2018
(millions)	Mark-to-market (1)	Restructuring charges, implementation costs and transformation initiative (2)	Tax reform (3)	Impairment charges (4)	Transaction and integration related expenses (5)	Emerald move (6)	Other (7)	Adjustments
Net sales	$—	$—	$—	$—	$—	$—	$—	$—
Cost of products sold	—	(11)	—	—	—	(2)	—	(13)
Gross margin	$—	$11	$—	$—	$—	$2	$—	$13

Earnings before interest and taxes	$(14)	$92	$—	$180	$1	$2	$—	$261
Interest, net	—	—	—	—	—	—	—	—
Earnings before taxes	(14)	92	—	180	1	2	—	261
Taxes	(4)	26	286	21	1	1	(1)	330
Net earnings	(10)	66	(286)	159	—	1	1	(69)
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$(10)	$66	$(286)	$159	$—	$1	$1	$(69)

	Year Ended July 30, 2017
(millions)	Pro forma combined financial information	Adjustments (a)	Adjusted pro forma combined financial information
Net sales	$10,101	$—	$10,101
Cost of products sold	6,607	(14)	6,593
Gross margin	$3,494	$14	$3,508

Earnings before interest and taxes	$1,518	$138	$1,656
Interest, net	334	6	340
Earnings before taxes	1,184	132	1,316
Taxes	369	51	420
Net earnings	815	81	896
Less: Net earnings (loss) attributable to noncontrolling interests	1	—	1
Net earnings attributable to Campbell Soup Company	$814	$81	$895

(a) Adjustments	Year Ended July 30, 2017
(millions)	Mark-to-market (1)	Restructuring charges, implementation costs and transformation initiative (2)	Impairment charges (4)	Transaction and integration related expenses (5)	Emerald move (6)	Other (7)	Sale of notes (8)	Adjustments
Net sales	$—	$—	$—	$—	$—	$—	$—	$—
Cost of products sold	—	(7)	—	(2)	(5)	—	—	(14)
Gross margin	$—	$7	$—	$2	$5	$—	$—	$14

Earnings before interest and taxes	$(178)	$83	$212	$12	$10	$(1)	$—	$138
Interest, net	—	—	—	—	—	—	6	6
Earnings before taxes	(178)	83	212	12	10	(1)	(6)	132
Taxes	(62)	27	32	2	3	(1)	50	51
Net earnings	(116)	56	180	10	7	—	(56)	81
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$(116)	$56	$180	$10	$7	$—	$(56)	$81
__________________________________
The following items impacted earnings:

(1)	Reflects gains associated with mark-to-market adjustments on Campbell’s defined benefit pension and postretirement plans.

(2)	Reflects the following:

a.	Costs associated with Campbell's initiatives to reduce costs and to streamline the organizational structure.

b.	Costs associated with Snyder’s-Lance transformation initiative.

(3)	Reflects an adjustment to exclude the one-time net income tax benefit recorded due to the enactment of the Tax Cuts and Jobs Act, which was signed into law in December 2017.

(4)	Reflects the following:

a.	Campbell’s non-cash impairment charges related to the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh Gourmet reporting unit.

b.	Snyder’s-Lance’s non-cash impairment charges related to its European reporting unit goodwill, the KETTLE® Chips trademark in the United Kingdom and the Pop Secret® trademark.

(5)
Reflects the transaction and integration costs associated with the acquisitions by Snyder’s-Lance of Diamond Foods, Inc. and Metcalfe’s Skinny Limited. The expenses mainly consist of professional fees, severance and retention costs.

(6)	Reflects Snyder’s-Lance costs associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.

(7)	Reflects primarily Snyder’s-Lance proceeds from class action insurance settlement, tax restructuring expense and reductions of accruals associated with certain litigation.

(8)
Reflects an adjustment to exclude the income tax benefit primarily related to the sale of intercompany notes receivable to a financial institution, which resulted in the recognition of foreign exchange losses on the notes for tax purposes and the reduction of interest expense related to premiums and fees received on the sale of the notes.

3